EXHIBIT 99.1

TOR Minerals International to Report Third Quarter 2015 Financial Results

CORPUS CHRISTI, Texas, October 21, 2015 -- TOR Minerals International (Nasdaq: TORM),  a global producer of high performance specialty minerals, announced today that it plans to release financial results for its third quarter ended September 30, 2015, after the Market closes on Wednesday, October 28, 2015.  Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. EDT, 4:00 p.m. CDT, that day to discuss the Company’s results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13622407. A live and archived webcast of the conference call will be available via the Investor’s section of the company’s website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Three Part Advisors, LLC
Dave Mossberg
817-310-0051

Jeff Elliott
Three Part Advisors, LLC
972-423-7070